REGISTRATION RIGHTS AGREEMENT


          This Registration Rights Agreement (the "Agreement") dated as of August 10, 1998 is made by and between Energy Income Fund, L.P., a Delaware limited partnership ("EIF") and Foreland Corporation, a Nevada corporation ("Foreland"). Terms used herein and not otherwise defined have the meanings given them in that certain Stock Purchase Agreement, of even date herewith, by and between EIF and Foreland ("Stock Purchase Agreement").

                                   RECITALS

          WHEREAS, Foreland and EIF have entered into the Stock Purchase Agreement pursuant to which EIF is purchasing shares of Preferred Stock of Foreland having an aggregate liquidation preference of Two Million Dollars ($2,000,000); and

          WHEREAS, in connection with the purchase and sale of such Preferred Stock, Foreland has agreed, on the terms and conditions set forth herein, to register shares of Foreland owned by EIF as set forth below.

          NOW THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. For purposes of the Shelf Registration under Section 2 hereof, the term "Registrable Securities" means the shares of the Company's Common Stock together with any capital stock issued in replacement of, in exchange for or otherwise in respect of such Common Stock, issuable or issued upon conversion of the Series 1998 Preferred Stock (the "Preferred Stock") issued to EIF except that shares that have been resold in a public transaction shall not constitute "Registrable Securities" for purposes of a Shelf Registration under Section 2 hereof. The number of "Registrable Securities then outstanding" shall be determined by the number of shares of Registrable Securities at the time of such determination.

     For purposes of a Piggyback Registration under Section 3 hereof or a Demand Registration under Section 4 hereof, "Registrable Securities" shall have the meaning set forth above except that shares of Common Stock obtainable on conversion of the Preferred Stock (in whole or in part) shall also not constitute Registrable Securities for purposes of a Piggyback Registration under
Section 3 hereof or a Demand Registration under Section 4 hereof if those shares of Common Stock may be resold in a public transaction without registration under the 1933 Act, including without limitation pursuant to Rule 144 under the 1933 Act.


     2. Shelf Registration. (a) At any time but no later in any event than within 2 months of the date of this Agreement, Foreland shall file a registration statement ("Registration Statement") on Form S-3 (or other suitable form, at Foreland's discretion but subject to the reasonable approval of EIF), covering the resale of all shares of Registrable Securities then outstanding including an indeterminate number of shares of Common Stock as required to effect conversion of certain of the Registrable Securities (the "Shelf Registration").

          (b) The Registration Statement shall be prepared as a "shelf" registration statement under Rule 415, and shall be maintained effective until the distribution described in the Registration Statement is completed or until all shares to be registered thereunder may be resold in a public transaction without registration pursuant to Rule 144(k) of the 1933 Act. Foreland shall use its best efforts to have the Registration Statement declared effective within three (3) months of the date of this Agreement (the "Shelf Date").

          (c) If the Registration Statement is not declared effective by the Shelf Date, the Company must continue to use its best efforts to obtain a declaration of effectiveness and shall pay EIF an amount equal to two percent (2%) per month of the aggregate amount of Preferred Stock sold pursuant to the Stock Purchase Agreement, compounded monthly and accruing daily, until the Registration Statement or a registration statement filed pursuant to Section 3 or Section 4 is declared effective, payable in common stock, which common stock shall also be deemed "Registrable Securities" for the purpose of this Agreement. The accrual amount payable will be tolled for any periods occasioned by a delay of a Registration Statement under Section 4 as a result of the choice of EIF to have that Registration Statement underwritten.

          (d) Foreland represents that it is presently eligible to effect the registration contemplated hereby on Form S-3 and will use its best efforts to continue to take such actions as are necessary to maintain such eligibility.

     3. Piggyback Registration Rights. If the Registration Statement described in Section 2 above is not effective by the Shelf Date, and if, at any time, Foreland proposes to file a registration statement for the public sale of any shares of the Common Stock of Foreland, any capital stock issued in replacement of, in exchange for or otherwise in respect of such Common Stock, or any securities or other rights convertible into Common Stock, or entitled to receive Common Stock, or any other equity security entitled to participate with the Common Stock in the earnings or assets of Foreland under the Securities Act of 1933, as amended (the "1933 Act") (other than a registration statement provided for in Sections 2 or 4 hereof) Foreland shall, not later than thirty
(30) days prior to the initial filing of the registration statement, deliver notice of its intent to file such registration statement to EIF, setting forth the minimum and maximum proposed offering price, commissions, and discounts in connection with the offering, and other relevant information. Within twenty
(20) days after receipt of notice of Foreland's intent to file a registration statement, EIF shall be entitled to request that any Registrable Securities owned by EIF or its assigns ("EIF Registrable Securities") be included in such registration statement, and Foreland will use its best efforts to cause the EIF Registrable Securities to be included in the offering covered by such registration statement (a "Piggyback Registration").

     4. Demand Registration Rights. (a) If the Registration Statement described in Section 2 above is not effective by the Shelf Date, EIF shall be entitled to request that any EIF Registrable Securities be registered under the 1933 Act if Foreland is already subject to, or becomes subject to, periodic reporting requirements under the regulations of the United States Securities and Exchange Commission. As soon as practicable after receipt by Foreland of a written request for registration, Foreland shall file, and use its best efforts to cause to become effective, an appropriate registration statement under the 1933 Act covering the EIF Registrable Securities, provided that in the opinion of Foreland's counsel, no events preclude such registration. EIF shall have the right to demand registration once pursuant to this Section 4; provided, however, that the right shall not be deemed exhausted unless the registration statement covering so much of the EIF Registrable Securities as EIF and its assigns wish to sell pursuant to the registration statement becomes effective.

          (b) If EIF intends to distribute the Registrable Securities covered by its request by means of an underwriting, EIF shall so advise Foreland as a part of its request made pursuant to this Section 4. If a registration requested pursuant to this Section 4 is to involve an underwritten public offering in which the obligation of the underwriters is to take all of the securities to be sold if any are to be taken, Foreland and other holders of securities of Foreland may include securities in such registration only if the managing underwriter of such public offering concludes that such inclusion will not adversely affect the successful marketing or the price of the EIF Registrable Securities to be included in such public offering. Such other holders of securities (together with Foreland as provided in subsection 5f) shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by EIF and reasonably acceptable to Foreland.

     5. Filing Obligations of Foreland. In connection with any registration o the EIF Registrable Securities effected under this Agreement, Foreland shall:

          (a) prepare and file the registration statement and such amendments and supplements to the registration statement and the prospectus or offering circular used in connection therewith as may be necessary to keep the registration statement effective until the distribution described in the registration statement is completed or until all shares to be registered thereunder may be resold in a public transaction without registration pursuant to Rule 144(k) of the 1933 Act and to comply with the provisions of the 1933 Act and the rules and regulations thereunder with respect to the disposition of the Registrable Securities covered by the registration statement for the period required to effect the distribution thereof;

          (b) furnish to EIF such number of copies of any prospectus or offering circular, including a preliminary prospectus, and of a full registration statement and exhibits in conformity with the requirements of the 1933 Act and rules and regulations thereunder, as EIF may reasonably request in order to facilitate the disposition of such securities;

          (c) use its best efforts to register or qualify such securities covered by the registration statement, as the case may be, under the securities or blue sky laws of such jurisdictions as EIF may reasonably request, and accomplish any and all other acts and things which may be necessary or advisable to permit sale in such jurisdictions of such Registrable Securities; provided, however, that Foreland shall not be required to register as a dealer or to qualify as a foreign corporation in any such jurisdictions or to escrow any shares of its capital stock;

          (d) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. EIF shall also enter into and perform its obligations under such an agreement;

          (e) notify EIF at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

          (f) furnish, at the request of EIF, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Agreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the outside counsel of recognized standing (or reasonably acceptable to EIF) representing Foreland for the purposes of such registration, in form and substance as is customarily given to underwriters in such underwritten public offering, addressed to the underwriters, if any, and to EIF and (ii) a letter dated such date, from the independent certified public accountants of Foreland, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to EIF;

          (g) as promptly as practicable after becoming aware of such event, notify EIF of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use its best efforts promptly to prepare a supplement or amendment to the registration statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to EIF;

          (h) provide EIF with written notice of the date that a registration statement registering the resale of the Registrable Securities is declared effective by the SEC, and the date or dates when the registration statement is no longer effective;

          (i) provide EIF and their representatives the opportunity to conduct a reasonable due diligence inquiry of Foreland's pertinent financial and other records and make available its officers, directors and employees for questions regarding such information as it related to information contained in the registration statement; and

          (j) provide EIF and its representatives the opportunity to review the registration statement and all amendments thereto no later than three (3) days prior to their filing with the SEC.

     6. Expenses. All expenses incurred by Foreland in connection with any registration of the Registrable Securities effected under Sections 2, 3 or 4 hereof, including, without limitation, all registration or filing fees, fees and expenses of complying with state securities and blue sky laws, printing expenses, fees and expenses of Foreland's counsel and accountants, and fees and expenses of counsel for EIF, shall be paid by Foreland; provided, however, that all underwriting discounts and selling commissions applicable to the EIF Registrable Securities shall not be borne by Foreland but shall be borne by EIF.

     7. Representations and Warranties of EIF. EIF hereby represents and warrants to Foreland as follows: (a) EIF is duly organized, validly existing and in good standing under the laws of Delaware; (b) EIF has the full power and authority to enter into this Agreement; (c) the execution, delivery and performance of this Agreement by EIF have been duly authorized by all necessary corporate, governmental or other action; (d) this Agreement constitutes a legal, valid and binding obligation of EIF, enforceable in accordance with its terms; and (e) this Agreement does not violate or constitute a default under any of EIF's organizational documents or under any indenture, mortgage, deed of trust or other instrument, any contractual covenant or any restriction to which EIF is a party or by which EIF or its assets are bound, nor does it violate any provision of any law, rule, regulation, interpretation order, writ, judgment, decree, determination, or award presently in effect having applicability to EIF.

     8. Representations and Warranties of Foreland. Foreland hereby represents and warrants to EIF as follows: (a) Foreland is duly organized, validly existing and in good standing under the laws of Nevada; (b) Foreland has the full power and authority to enter into this Agreement; (c) the execution, delivery and performance of this Agreement by Foreland have been duly authorized by all necessary corporate, governmental or other action; (d) this Agreement constitutes a legal, valid and binding obligation of Foreland, enforceable in accordance with its terms; (e) this Agreement does not violate or constitute a default under any of Foreland's organizational documents or under any indenture, mortgage, deed of trust or other instrument, any contractual covenant or any restriction to which Foreland is a party or by which Foreland or its assets are bound, nor does it violate any provision of any law, rule, regulation, interpretation order, writ, judgment, decree, determination, or award presently in effect having applicability to Foreland; and (f) there are no actions, suits, or proceedings pending or, to the knowledge of Foreland, threatened against Foreland or its affiliates in any court or by or before any governmental department, agency, instrumentality, or any arbitrator, in which an adverse decision could be reasonably expected to materially and adversely affect the ability of Foreland or its affiliates to perform its obligations under this Agreement.

     9.   Indemnification.

          (a) By Foreland. In connection with the filing of any registration statements and sales of the Registrable Securities thereunder, Foreland shall indemnify and hold harmless EIF, its officers and directors, any underwriter, and each other individual or entity, if any, who controls ("Control Person") EIF or the underwriter within the meaning of the 1933 Act, against Losses to which EIF, underwriter, or Control Person may become subject under the 1933 Act or otherwise, insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which the Registrable Securities were registered under the 1933 Act, any preliminary prospectus, offering circular or final prospectus contained therein, or any amendment or supplement thereto, or any report filed with the Securities and Exchange Commission (the "Disclosure Documents"), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse EIF, and any such underwriter, or Control Person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such losses, excluding any amounts paid in settlement of litigation, commenced or threatened, if such settlement is effected without the prior written consent of Foreland; provided, however, that Foreland shall not be liable in any such case to the extent that any such Losses arise out of or are based upon any untrue statement, alleged untrue statement or omission or alleged omission made in such Disclosure Document in reliance upon and in conformity with information furnished to Foreland in writing by or on behalf of EIF for use specifically in connection with the preparation of such Disclosure Document.

          (b) By EIF. In connection with the filing of any registration statement and sales of the EIF Registrable Securities thereunder, EIF shall indemnify Foreland, each of its directors, each of its officers who signed such registration statement, and each other Control Person, against any Losses to which Foreland, any of its directors, officers, or Control Persons may become subject under the 1933 Act or otherwise, insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any of the Disclosure Documents or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Foreland, and any of its directors, officers, or Control Persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claims, excluding any amounts paid in settlement of litigation, commenced or threatened, if such settlement is effected without the prior written consent of EIF; provided, however, that such indemnification or reimbursement shall be payable in any such case only to the extent that such statement or alleged statement or omission or alleged omission is made in reliance on information furnished to Foreland in writing by or on behalf of EIF for use specifically in connection with the preparation of such Disclosure Document.

     10. Reports under Securities Exchange Act of 1934. With a view to making available to EIF the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the SEC that may at any time permit EIF to sell securities of Foreland to the public without registration, Foreland agrees to:

          (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144;

          (b) file with the SEC in a timely manner all reports and other documents required of Foreland under the 1933 Act and the Securities Exchange Act of 1934; and

          (c) furnish to EIF, so long as EIF owns any Registrable Securities, forthwith upon request (i) a written statement by Foreland, if true, that it has complied with the reporting requirements of SEC Rule 144, the 1933 Act and the Securities Exchange Act of 1934, (ii) a copy of the most recent annual or quarterly report of Foreland and such other reports and documents so filed by Foreland, and (iii) such other information as may be reasonably requested in availing EIF of any rule or regulation of the SEC which permits the selling of any such securities without registration.

     11. Notices. All notices and communications required or permitted under this Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been duly made when personally delivered to the individual indicated below, or if sent by telecopier or mailed, when received by the party charged with such notice and addressed as follows:

               If to EIF:

               Energy Income Fund, L.P.
               136 Dwight Road
               Longmeadow, MA  01106
               Attn:  Robert D. Gershen
               Facsimile No.:  (413) 567-7926

               If to Foreland:

               Foreland Corporation
               Union Terrace Office Building
               12596 West Bayaud, Suite 300
               Lakewood, CO  80228-2019
               Attn:  N. Thomas Steele
               Facsimile: (303) 988-3234

          Copies of all notices (other than reports or other routine communications), which shall not constitute notice, shall be delivered to:

               Wilmer, Cutler & Pickering
               2445 M Street, N.W.
               Washington, D.C.  20037
               Attn:  Russell J. Bruemmer
               Facsimile No.:  (202) 663-6363

               - and -

               Kruse, Landa & Maycock, L.L.C.
               Eighth Floor, Bank One Tower
               50 West Broadway (300 South)
               Salt Lake City, UT  84101-2034
               Attn:  James R. Kruse
               Facsimile No.:  (801) 359-3954

          Any party may, by written notice so delivered to the other parties, change the address or individual to which delivery shall thereafter be made.

     12. Counterparts. This Agreement may be executed by EIF and Foreland in any number of counterparts, no one of which need be executed by all parties hereto, but all of which together shall constitute one and the same instrument.

     13. Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

     14. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

     15. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term of this Agreement, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never constituted a part of this Agreement; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.

     16. Entire Agreement. This Agreement and the Stock Purchase Agreement constitute the entire understanding among the parties with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter.

     17. Third Party Beneficiaries. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and, except as otherwise prohibited, their respective heirs, devisees, executors, administrators, successors and assigns; and except as provided in Section 9, nothing contained in this Agreement, express or implied, is intended to confer upon any other individual or entity any benefits, rights or remedies.

     18. Amendments. Except for waivers specifically provided herein, this Agreement may not be amended nor any rights hereunder waived except by an instrument in writing signed by the party to be charged with such amendment or waiver and delivered by such party to the party claiming the benefit of such amendment or waiver.

     19. Nonwaiver. No course of dealing or any delay or failure to exercise any right, power or remedy hereunder on the part of EIF shall operate as a waiver of or otherwise prejudice EIF's rights, powers or remedies.

     20. Assignability. Foreland may not assign its obligations under this Agreement without the written consent of EIF. The registration rights of EIF under this Agreement may be assigned by EIF without the consent of Foreland.

     21. Drafting. Each party acknowledges that its legal counsel participated in the preparation of this Agreement. The parties therefore stipulate that the rule of construction that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement to favor any party against the other.

     22. Interpretation. Unless the context of this Agreement otherwise requires, (a) words of any gender include all genders; (b) words using the singular or plural number also include the plural or singular number, respectively; (c) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (d) the term "Section" refers to the specified Section of this Agreement and (e) the term "including" means "including without limitation." Whenever this Agreement refers to a number of days, such number shall refer to calendar days.



          IN WITNESS WHEREOF, the parties hereto each has caused this Agreement to be executed by its duly authorized officer all as of the day and year first set forth above.

                    ENERGY INCOME FUND, L.P.
                    By:  EIF General Partner, L.L.C.,
                            its General Partner


                         By/s/ Robert D. Gershen
                               A Managing Director

                    FORELAND CORPORATION

                    By: /s/ N. Thomas Steele
                            President